UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

ELECTRONIC SERVITOR PUBLICATION NETWORK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55740	82-1873116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1ST AVE N., STE. 100

MINNEAPOLIS MN 55401

(833) 991-0800

 (Address, including zip code, and new telephone number, including area code,

of registrant's principal executive offices)

c/o INCORPORATING SERVICES, LTD.

3500 SOUTH DUPONT HWY.

DOVER, DE 19901, USA

Tel. 800-346-4646

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XESP	NONE

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

Form 8-K

Current Report

Item 8.01. Other Events.

On October 24, 2023, the Board of Directors (the “Board”) of Electronic Servitor Publication Network Inc. (the “Company”) authorized and approved the Company to enter into the following transactions, upon approval of the Company’s stockholders, on such terms as the officers of the Company may determine:

1)	An Agreement and Plan of Merger (the “Merger Agreement”) with Pointward Inc., a corporation organized under the laws of Delaware (“Pointward”); and
2)	An Asset Purchase Agreement (the “Asset Purchase Agreement”) with Phitech Management, LLC, a limited liability company organized under the laws of Minnesota (“Phitech”).

Peter Hager, our Chief Executive Officer, controls both Pointward and Phitech. The Company hired Mr. Hager with the intent of acquiring certain proprietary technology held by Pointward and Phitech. The Company will acquire such proprietary technology pursuant to the terms of the Merger Agreement and Asset Purchase Agreement.

Pointward owns intellectual property proprietary to enhance digital user engagement and experience management. Phitech owns proprietary technology including the Digital Engagement Engine and other programs and processes that automate and provide dynamic digital engagement and activation experiences. Phitech utilizes its microservices architecture and workflow sequencing, to enhance content publication, content distribution, and user interaction management.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.
Date: October 25, 2023	By:	/s/ Thomas Spruce
Thomas Spruce
Chief Operations Officer

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